UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 16, 2001

                                 -------------
                        Intermedia Communications Inc.
                                ---------------

            (Exact name of registrant as specified in its charter)


     Delaware                        0-20135                 59-2913568
-------------------           --------------------     ---------------------
(State or other                   (Commission            (I.R.S. Employer
jurisdiction of                    File Number)         Identification No.)
incorporation or
organization)

                   One Intermedia Way, Tampa, Florida 33647
 ------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (813) 829-0011

                                     None
            -------------------------------------------------------
         (Former name or former address if changed since last report.)

Item 5. Other Events.

          In connection with the merger (the "Merger") of a wholly owned subsidiary of WorldCom, Inc. ("WorldCom") with and into Intermedia Communications Inc. ("Intermedia"), Intermedia is required pursuant to the terms of the indentures governing its outstanding 8 7/8% Senior Notes Due 2007, 8 1/2% Senior Notes Due 2008, 8.60% Senior Notes Due 2008, 9 1/2% Senior Notes Due 2009, 12 1/2% Senior Discount Notes Due 2006, 11 1/4% Senior Discount Notes Due 2007 and 12 1/4% Senior Subordinated Discount Notes Due 2009 (collectively, the "Notes") and the Certificate of Designation governing its 13 1/2% Series B Redeemable Exchangeable Preferred Stock Due 2009 (the "Shares") to make an offer to purchase such securities. On July 16, 2001, Intermedia launched these offers.

          As part of the offers, Intermedia was required to include pro forma historical financial information to show the effect of the Merger. Exhibit
99.1 hereto sets forth the pro forma historical information included in the offers, which was the unaudited pro forma condensed combined balance sheet as of March 31, 2001, prepared as if the merger had occurred on March 31, 2001, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001, and the three months ended March 31, 2001, in each case prepared as if the merger had occurred as of the earliest date presented for the unaudited pro forma condensed combined statement of operations.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.



Exhibit No.           Description

  99.1        Unaudited Pro Forma Condensed Combined Financial Statements

  99.2        Investment Considerations

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Intermedia Communications Inc.
                                           ------------------------------
                                                   (Registrant)

Date: July 16, 2001                        /s/  Jeanne M. Walters
                                           ------------------------------
                                           Name:  Jeanne M. Walters
                                           Title: Vice President, Controller,
                                                  and Chief Accounting Officer

                                 EXHIBIT INDEX

Exhibit No.          Description

  99.1          Unaudited Pro Forma Condensed Combined Financial Statements.

  99.2          Investment Considerations.

                                                                  EXHIBIT 99.1

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of March 31, 2001 and unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2001, and for the year ended December 31, 2000, illustrate the effect of the merger (the "Merger") of Wildcat Acquisition Corp., a Delaware corporation ("Wildcat") and a wholly owned subsidiary of WorldCom, Inc., a Georgia corporation ("WorldCom"), with and into Intermedia Communications Inc., a Delaware corporation ("Intermedia"), as if the Merger had occurred on March 31, 2001, for the pro forma condensed combined balance sheet and as of the earliest date presented for the pro forma condensed combined statements of operations. No adjustment has been included in the pro forma amounts for the push down effect of purchase accounting or any anticipated cost savings or other synergies.

In connection with the Merger, Wildcat issued 70,750 shares of its Junior Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), with a liquidation value of $100,000 per share, to WorldCom. In connection with the preferred stock issuance, WorldCom paid Wildcat $70,750 in cash and issued to Wildcat an intercompany note in an aggregate principal amount of $7,074,929,250. This note bears interest at an annual rate of 7.69% and matures in 2009. Pursuant to the Agreement and Plan of Merger dated as of September 1, 2000, as amended (the "Amended Merger Agreement"), Wildcat was merged with and into Intermedia, resulting in the shares of Junior Preferred Stock becoming shares of Junior Preferred Stock of Intermedia and the cash and the note being transferred to Intermedia.

In addition, pursuant to the terms of the Merger, each share of Intermedia common stock was exchanged for one share of WorldCom group stock and 1/25 of a share of MCI group stock and each share of existing Intermedia preferred stock, except the Shares, was exchanged for one share of WorldCom preferred stock with terms substantially identical to those of Intermedia's existing preferred stock, except that WorldCom is the issuer of the new preferred stock. Pursuant to the Merger, WorldCom now owns all of the outstanding common stock of Intermedia.

Furthermore, pursuant to a Hold Separate Stipulation and Order WorldCom and Intermedia entered into in connection with the Merger with the Antitrust Division of the U.S. Department of Justice, WorldCom agreed to divest all of Intermedia's assets, except for its Digex stock, within six months after the Merger, and, until the divestiture, Intermedia and WorldCom agreed to operate Intermedia as an independent competitive business. See "Exhibit 99.2-- Investment Considerations--The sale of all the Company's assets other than the stock of Digex may adversely affect the Company's business, assets or results of operations, which may prevent it from fulfilling its obligations under the Notes and Shares."

These pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Intermedia, including those in Intermedia's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000, and Intermedia's Quarterly Report on Form 10-Q for the three months ended March 31, 2001, which are available on the SEC's website at www.sec.gov.

The pro forma condensed combined financial statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

                                                      UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (1)
                                                                        As of March 31, 2001
                                                                          (In thousands)


                                                                                                    Intermedia
                                                     Intermedia      Wildcat         Pro Forma       Pro Forma
                                                    Historical(2)  Historical(2)    Adjustments      Combined
                                                    ----------     ----------       -----------     ----------

Current assets                                      $   391,724   $          -     $       76 (3)  $   391,800
Property, plant and equipment, net                    2,058,458              -              -        2,058,458
Inangible assets, net                                   858,457              -              -          858,457
Receivable from WorldCom, Inc.                                -              -      7,074,929 (3)    7,074,929
Other assets                                             42,140              -              -           42,140
                                                    -----------   ------------     ----------      -----------
        Total assets                                $ 3,350,779   $          -     $7,075,005      $10,425,784
                                                    ===========   ============     ==========      ===========
Current liabilities                                 $   439,105   $          -     $        -      $   439,105
Long-term debt and capital lease
  obligations                                         2,438,953              -              -        2,438,953
Other long-term liabilities                               5,238              -              -            5,238
Minority interest                                       142,485              -              -          142,485
Series B redeemable exchangeable
  preferred stock and accrued dividends                 506,844              -              -          506,844
Series D junior convertible
  preferred stock and accrued dividends                 134,079              -       (134,079)(4)            -
Series E junior convertible
  preferred stock and accrued dividends                 159,619              -       (159,619)(4)            -
Series F junior convertible
  preferred stock and accrued dividends                 197,157              -       (197,157)(4)            -
Series G junior convertible
  preferred stock and accrued dividends                 170,611              -       (170,611)(4)            -
Stockholders' equity:
  Preferred stock                                             -              -             71 (3)           71
  Preferred stock in Digex subsidiary                         1              -              -                1
  Common stock                                              568              -           (563)(3)(4)         5

  Additional paid in capital                          1,037,853              -      7,736,963 (3)(4) 8,774,816
  Cumulative translation adjustment                        (123)             -              -             (123)
  Deferred compensation                                 (12,680)             -              -          (12,680)
  Retained earnings (deficit)                        (1,868,931)             -              -       (1,868,931)
                                                    -----------   ------------     ----------      -----------
    Total stockholders' equity                         (843,312)             -      7,736,471        6,893,159
                                                    -----------   ------------     ----------      -----------
    Total liabilities and stockholders' equity      $ 3,350,779   $          -     $7,075,005      $10,425,784
                                                    ===========   ============     ==========      ===========


                                                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)
                                                               For the Three Months Ended March 31, 2001
                                                                 (In thousands, except per share data)


                                                                                                     Intermedia
                                                     Intermedia          Wildcat       Pro Forma     Pro Forma
                                                    Historical(2)      Historical(2)  Adjustments    Combined
                                                    ----------         ----------     -----------    ----------

Revenues                                            $   267,771        $        -     $     -        $ 267,771

Expenses:
    Network operations                                  109,789                 -           -          109,789
    Facilities administration and maintenance            54,644                 -           -           54,644
    Cost of goods sold                                   21,649                 -           -           21,649
    Selling, general and administrative                 108,331                 -           -          108,331
    Depreciation and amortization                       134,582                 -           -          134,582
    Deferred compensation                                 2,666                 -           -            2,666
    Business restructuring, merger-related and
      other charges                                      20,792                 -           -           20,792
                                                    -----------        ----------     -------      -----------
Operating loss                                         (184,682)                -           -         (184,682)

Other income (expense):
    Interest expense                                    (66,417)                -           -          (66,417)
    Interest and other income                            10,219                 -     136,016 (5)      146,235
                                                    -----------        ----------     -------      -----------
Income (loss) before income taxes and
  minority interest                                    (240,880)                -     136,016         (104,864)
Provision for income taxes                                    -                 -     (51,142)(6)      (51,142)
                                                    -----------        ----------     -------      -----------
Income (loss) before minority interests                (240,880)                -      84,874         (156,006)
Minority interest in net loss of subsidiary              16,803                 -           -           16,803
                                                    -----------        ----------     -------      -----------
Income (loss) from continuing operations               (224,077)                -      84,874         (139,203)
Preferred dividends and accretions                      (32,344)                -      15,244 (7)      (17,100)
                                                    -----------        ----------     -------      -----------
Net income (loss) applicable to common
  shareholders                                      $  (256,421)       $        -    $100,118      $  (156,303)
                                                    ===========        ==========    ========      ===========
Number of shares issued and outstanding

    Basic                                                56,023                 1     (55,523)             501
                                                    ===========        ==========  ==========      ===========
    Diluted                                              56,023                 1     (55,523)             501
                                                    ===========        ==========  ==========      ===========
Loss per share (8):

    Basic                                           $     (4.58)       $        -                  $   (311.98)
                                                    ===========       ===========                  ===========
    Diluted                                         $     (4.58)      $         -                  $   (311.98)
                                                    ===========       ===========                  ===========


                                             UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)
                                                            For the Year Ended December 31, 2000
                                                           (In thousands, except per share data)

                                                                                                      Intermedia
                                                     Intermedia         Wildcat         Pro Forma      Pro Forma
                                                    Historical(2)     Historical(2)    Adjustments     Combined
                                                    ----------        ----------       -----------    ----------
Revenues                                            $ 1,036,845      $         -       $        -      $ 1,036,845

Expenses:
    Network operations                                  385,375               -                 -          385,375
    Facilities administration and maintenance           176,980               -                 -          176,980
    Cost of goods sold                                  105,436               -                 -          105,436
    Selling, general and administrative                 470,205               -                 -          470,205
    Depreciation and amortization                       467,224               -                 -          467,224
    Deferred compensation                                 7,229               -                 -            7,229
    Business restructuring, merger-related and
      other charges                                      18,140               -                 -           18,140
                                                    -----------     -----------        ----------        ---------
Operating loss                                         (593,744)              -                 -         (593,744)

Other income (expense):
    Interest expense                                   (265,679)              -                 -         (265,679)
    Gain on sale of Digex stock                         864,321               -                 -          864,321
    Interest and other income                            44,743               -           544,062 (5)      588,805
                                                    -----------     -----------        ----------         --------
Income before income taxes and
  minority interest                                      49,641               -           544,062          593,703
Provision for income taxes                               (7,669)              -          (204,567)(6)     (212,236)
                                                    -----------     -----------        ----------         --------
Income before minority interests                         41,972               -           339,495          381,467
Minority interest in net loss of subsidiary              52,869               -                 -           52,869
                                                    -----------     -----------        ----------         --------
Income from continuing operations                        94,841               -           339,495          434,336
Preferred dividends and accretions                     (120,641)              -            57,841 (7)      (62,800)
                                                    -----------     -----------        ----------         --------
Net income (loss) applicable to common
  shareholders                                      $   (25,800)    $         -        $  397,336        $ 371,536
                                                    ===========     ===========        ==========        =========
Number of shares issued and outstanding

    Basic                                                53,683               1           (53,183)             501
                                                    ===========     ===========        ==========        =========
    Diluted                                              53,683               1           (53,183)             501
                                                    ===========     ===========        ==========        =========
Earnings (loss) per share (8):

    Basic                                           $     (0.48)    $         -                          $  741.59
                                                    ===========     ===========                          =========
    Diluted                                         $     (0.48)    $         -                          $  741.59
                                                    ===========     ===========                          =========

                                                                  Exhibit 99.1


          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. The unaudited pro forma financial data do not give effect to any purchase accounting adjustments, restructuring costs, nor any potential cost savings or other synergies that could result from the Merger. The unaudited pro forma financial data have been made solely for purposes of developing pro forma financial information for Intermedia and are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position.

2. These columns represent historical results of operations and financial position.

3.   These adjustments represent Wildcat's issuance of:

     (a) 500,000 shares of common stock, par value $.01, for $5,000 in cash to WorldCom.

     (b) 70,750 shares of Wildcat Junior Preferred Stock, with a liquidation value of $100,000 per share, to WorldCom for $70,750 in cash and a note receivable from WorldCom in an aggregate principal amount of $7,074,929,250.

4. These adjustments represent the elimination of Intermedia's common stock and Intermedia's existing preferred stock, (except the Shares), which existing preferred stock was exchanged for one share of WorldCom preferred stock with terms substantially identical to those of Intermedia's existing preferred stock, except that WorldCom is the issuer of the new preferred stock.

5. These adjustments represent the recognition of interest income on the note receivable from WorldCom. The interest income was calculated based on the note's annual rate of 7.69%.

6. This adjustment represents the tax effect of the pro forma interest income adjustment.

7. This adjustment reflects the elimination of Intermedia's preferred dividends and accretions, except the preferred dividends and accretions on the Shares.

8. Pro forma per share data are based on the number of Intermedia common shares that would have been outstanding had the Merger occurred as of the earliest date presented.

                                                                  Exhibit 99.2


                           INVESTMENT CONSIDERATIONS
                           -------------------------

          The information set forth below was included in the offers to purchase the Notes and the Shares. All references to the "Company" herein are references to Intermedia Communications Inc.

THE COMPANY'S SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT ITS FINANCIAL HEALTH, LIMIT ITS ABILITY TO GROW AND COMPETE AND PREVENT IT FROM FULFILLING ITS OBLIGATIONS UNDER THE NOTES AND SHARES.

     The Company has a significant amount of debt. On a pro forma basis after giving effect to the Merger, as of March 31, 2001, the Company would have had total indebtedness of $3.2 billion, stockholders' equity of $6.9 billion and a ratio of debt to equity of .46 to 1.0. The Company would also have had additional availability under its revolving credit facility of $175 million. In 2000, the Company paid $167 million of interest expense. This amount will increase in 2001, 2002 and 2004 when certain of the Company's outstanding debt which did not pay cash interest in 2000 begins to pay cash interest.

     The Company's substantial indebtedness could have important consequences to you. For example, it could:

o require the Company to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

o increase the amount of the Company's interest expense, because certain of its borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

o increase the Company's vulnerability to general adverse economic and industry conditions;

o limit the Company's flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

o restrict the Company from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

o make it more difficult for the Company to satisfy its obligations with respect to the Notes and Shares;

o place the Company at a competitive disadvantage compared to the Company's competitors that have less indebtedness; and

o limit, along with the financial and other restrictive covenants in the Company's indebtedness, among other things, its ability to borrow additional funds, dispose of assets or pay cash dividends. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on its business, financial condition and results of operations.

INCURRING MORE INDEBTEDNESS COULD EXACERBATE THE RISKS DESCRIBED ABOVE.

The Company and its subsidiaries may be able to incur substantial additional indebtedness in the future. Although the terms of the Company's existing indebtedness contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. The Company and its subsidiaries may incur substantial additional debt during the next few years to finance their respective businesses. The senior credit facility permits borrowings of up to $175 million, and all of those borrowings would be senior to the Notes and the Shares. If new debt is added to the Company's and its subsidiaries' current debt levels, the substantial risks described above would intensify.

THE COMPANY'S SUBSIDIARIES, INCLUDING DIGEX, HAVE NOT GUARANTEED THE NOTES. YOUR CLAIMS AS A HOLDER OF THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO THE CLAIMS OF THE CREDITORS OF THE COMPANY'S SUBSIDIARIES.

     The Company's subsidiaries, including Digex, have not guaranteed the Notes. Therefore, the Company's subsidiaries are not directly obligated under the Notes. At March 31, 2001, the Company's subsidiaries had outstanding approximately $92 million of debt and other liabilities and commitments, including trade payables. Earnings generated by any of the Company's subsidiaries, as well as the existing assets of such subsidiaries, must be used by such subsidiaries to fulfill their debt service requirements before the Company can use them to repay its outstanding debt. In the event of a bankruptcy, liquidation or reorganization of any of the Company's subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to the Company. Therefore, your claims as a holder of the Notes will be effectively subordinated to the obligations of the Company's subsidiaries.

THE 12 1/4% NOTES ARE THE COMPANY'S SENIOR SUBORDINATED OBLIGATIONS AND RANK BEHIND ALL OF ITS OTHER EXISTING DEBT, OTHER THAN TRADE PAYABLES AND THE 14.12% SENIOR SUBORDINATED NOTES DUE OCTOBER 31, 2009.

     The 12 1/4% Notes rank behind all of the Company's other existing debt, other than trade payables and the 14.12% Senior Subordinated Notes Due October 31, 2009, and all of its future borrowings, other than trade payables, except any future debt that expressly provides that it ranks equal with, or is subordinated in right of payment to, the 12 1/4% Notes. As a result, upon any distribution to the Company's creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the Company or its property, the holders of the Company's senior debt, including the Senior Notes, will be entitled to be paid in full in cash before any payment may be made with respect to the 12 1/4% Notes.

          In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the Company, holders of the 12 1/4% Notes will participate with trade creditors, holders of the 14.12% Senior Subordinated Notes due October 31, 2009 and all other holders of the Company's subordinated debt in the assets remaining after the Company has paid all of the senior debt. However, because the applicable Indenture with respect to the 12 1/4% Notes requires that amounts otherwise payable to holders of the 12 1/4% Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the 12 1/4% Notes may receive less, ratably, than holders of trade payables or holders of the 14.12% Senior Subordinated Notes due October 31, 2009 in any such proceeding. In any of these cases, the Company may not have sufficient funds to pay all of its creditors and holders of 12 1/4% Notes may receive less, ratably, than the holders of senior debt. As of March 31, 2001, the 12 1/4% Notes were subordinated to approximately $2.1 billion of senior debt, excluding capital lease obligations. In addition, the Company will be permitted to incur substantial additional debt, including senior debt, in the future under the terms of the Indenture governing the 12 1/4% Notes.

THE SALE OF ALL OF THE COMPANY'S ASSETS OTHER THAN THE STOCK OF DIGEX MAY ADVERSELY AFFECT THE COMPANY'S BUSINESS, ASSETS OR RESULTS OF OPERATIONS, WHICH MAY PREVENT IT FROM FULFILLING ITS OBLIGATIONS UNDER THE NOTES AND SHARES.

          Pursuant to a Hold Separate Stipulation and Order that WorldCom and the Company entered into in connection with the Merger with the Antitrust Division of the U.S. Department of Justice, WorldCom agreed to sell all of the Company's assets, except for its Digex stock, within six months after the Merger. Until the sale, the Company and WorldCom agreed to operate the Company as an independent competitive business. The Company cannot assure you of the amount of the proceeds from such sale, if any, or that the sale process will not be disruptive to the Company's assets. If the sale of the Company's assets is not completed by December 28, 2001, the Department of Justice may appoint a trustee to sell the Company's assets. Any such trustee will serve at the expense of the Company and WorldCom. The trustee's fee will be based, in large part, on how quickly it sells the Company's assets. As a result, the Company cannot assure you its business, assets or results of operations will not be adversely affected, which may prevent it from fulfilling its obligations under the Notes and Shares.

YOUR CLAIMS AS A HOLDER OF THE SHARES ARE STRUCTURALLY SUBORDINATED TO THE OBLIGATIONS OF THE COMPANY'S SUBSIDIARIES.

     The Company's obligations on the Shares will be structurally subordinated to all liabilities of its subsidiaries, including Digex. At March 31, 2001, the Company's subsidiaries had outstanding approximately $92 million of debt and other liabilities and commitments, including trade payables. Earnings generated by any of the Company's subsidiaries, as well as the existing assets of such subsidiaries, must be used by such subsidiaries to fulfill their debt service requirements before the Company can use them to repay its outstanding debt or preferred stock obligations. In the event of a bankruptcy, liquidation or reorganization of any of the Company's subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to the Company. Therefore, your claims as a holder of the Shares will be subordinated to the obligations of the Company's subsidiaries.

     The Company cannot assure you that, in the event of its dissolution, liquidation, reorganization or winding up, you will receive any portion of your initial investment.

THE SHARES ARE SUBORDINATED TO ALL OF THE COMPANY'S EXISTING INDEBTEDNESS.

     The Shares rank behind all of the Company's other existing debt, including trade payables, and all of its future borrowings. As a result, upon any distribution to the Company's creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the Company or its property, the holders of the Company's debt, including trade payables, will be entitled to be paid in full in cash before any payment may be made with respect to the Shares. As of March 31, 2001, the Shares were subordinated to $2.7 billion of debt, including capital lease obligations. In addition, the Company will be permitted to incur substantial additional debt in the future under the terms of its existing debt and the Certificate of Designation governing the Shares.

THE COMPANY IS CURRENTLY RESTRICTED FROM PAYING CASH DIVIDENDS. IN ADDITION, THE COMPANY MAY BE PROHIBITED FROM PAYING CASH DIVIDENDS AFTER MARCH 31, 2002, WHICH, AS OF JUNE 30, 2001, WOULD CONSTITUTE A DEFAULT UNDER THE CERTIFICATE OF DESIGNATION.

     The terms of the instruments governing our indebtedness restrict the Company's ability to pay cash dividends on the Shares. The Company's ability to pay cash dividends will depend on its meeting certain financial criteria, which in turn will require significant improvement in its consolidated net income (as defined in the Certificate of Designation and the instruments governing the Company's indebtedness). After March 31, 2002, the Certificate of Designation will prohibit the Company from paying dividends by issuing additional Shares. As a result, on June 30, 2001, if the Company cannot pay cash dividends, it would be in default under the Certificate of Designation. We cannot assure you that we will be able to pay cash dividends at any point in the future.